NOMINEE HOLDER OVER-SUBSCRIPTION FORM
                       INVESCO GLOBAL HEALTH SCIENCES FUND
                                 RIGHTS OFFERING


         THIS FORM IS TO BE USED ONLY BY NOMINEES TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE, AS ISSUED BY INVESCO GLOBAL HEALTH SCIENCES FUND (THE "FUND"), FOR THE ACCOUNT OR ACCOUNTS OF PERSONS ON WHOSE BEHALF ALL PRIMARY SUBSCRIPTION RIGHTS ("PRIMARY SUBSCRIPTION RIGHTS") HAVE BEEN EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

                              --------------------

         THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS, DATED MAY 25, 1999 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM SHAREHOLDER COMMUNICATIONS CORPORATION, THE FUND'S INFORMATION AGENT, AT (800) 722-4072.

                              --------------------

         THIS FORM WILL BE DEEMED TO BE VOID UNLESS RECEIVED BY EQUISERVE, INC. (THE "SUBSCRIPTION AGENT"), BY 5:00 P.M., EASTERN TIME, ON JUNE 18, 1999, OR SUCH LATER DATE AS MAY BE DETERMINED BY THE FUND (THE "EXPIRATION DATE").

         Please complete all applicable information and return to:

                                 EQUISERVE, INC.

     By First Class Mail:                By Hand:                         By Overnight Courier:
     -------------------                 -------                          --------------------

 State Street Bank & Trust         Securities Transfer & Reporting       State Street Bank & Trust
       Company                            Services, Inc.                          Company
 Corporate Reorganization                 c/o EquiServe                  Corporate Reorganization
     P.O. Box 9573                   100 William Street Galleria            40 Campanelli Drive
 Boston, MA 02205-9573                    New York, NY 10038                Braintree, MA 02184

                                  By Facsimile:
                                 (781) 575-4826

                           Confirmed by Telephone to:
                                 (781) 575-4816

         1. The undersigned hereby certifies to the Fund and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) exercised the Primary Subscription Rights in full and delivered such exercised Primary Subscription Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Rights and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent.

         2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, ________ shares of beneficial ownership ("Shares") of the Fund and certifies to the Fund and the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.*

         3. The undersigned hereby agrees to make payment of the estimated subscription price ("Estimated Subscription Price") of $_________ per share for each Share subscribed for pursuant to the Over-Subscription Privilege to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and hereby represents that (check appropriate box)**:

         [ ] payment of the final subscription price ("Final Subscription Price") will be delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery (Broker Assigned Control #____________);

         [ ] payment of the Estimated Subscription Price is being delivered to the Subscription Agent herewith, in the aggregate amount of $_____________;

         [ ] payment of the Estimated Subscription Price has been delivered separately to the Subscription Agent, in the aggregate amount of $_____________;

         and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         |_|      uncertified check

         |_|      certified check

         |_|      bank draft

         ----------------------------------------
         Primary Subscription Confirmation Number


         -----------------------------
         Depository Participant Number


         ------------------------------
         Name of Depository Participant


         * PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE NUMBER OF RIGHTS OWNED BY EACH BENEFICIAL OWNER, THE NUMBER OF RIGHTS EXERCISED IN THE PRIMARY SUBSCRIPTION ON BEHALF OF EACH SUCH OWNER AND THE NUMBER OF ADDITIONAL SHARES REQUESTED ON BEHALF OF EACH SUCH OWNER PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE.

         ** Because shareholders must only pay the Estimated Subscription Price per Share to exercise their Rights pursuant to this Offer, and the Final Subscription Price may be higher or lower than the Estimated Subscription Price (and because a shareholder may not receive all the Shares for which it subscribes pursuant to the Over-Subscription Privilege), shareholders may receive a refund or be required to pay an additional amount equal to: the difference between the Estimated Subscription Price and the Final Subscription

Price, multiplied by the total number of Shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as practicable. Any additional amounts due from shareholders (in the event the Final Subscription Price exceeds the Estimated Subscription Price) must be received within seven
(7) business days after the Confirmation Date.

         Registration into which Shares and/or refund checks should be issued:

         Name(s): ______________________________________

         Address  ______________________________________

                  ______________________________________

         Certified TIN:    ______________________________________

         By:      ______________________________________
                  Name:
                  Title:

         Contact Name:     ______________________________________

         Phone Number:     ______________________________________

         Dated:            ________________, 1999